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                                                                    EXHIBIT 10.1

                     [BANKAMERICA LETTERHEAD APPEARS HERE


April 8, 1997

Brent A. Hanby, EVP & CFO
National Home Centers, Inc.
Highway 265 North
P.O. Box 789
Springdale, Arkansas 72765


Dear Brent,

The requested waivers of the FYE 1/31/97 Interest Coverage Covenant default and the waiver of the Tangible Net Worth Covenant default, have been approved by BankAmerica Business Credit, Inc.
The requested restating of the Interest Coverage Covenant and the Tangible Net Worth Covenant, has been approved by BankAmerica Business Credit, Inc. (See attached for new covenants)

With the approval of the abovementioned waivers and restatement of the noted covenants, the Libor and Reference Rate on all loans outstanding will increase by one percent (1%) over the stated rate in the Loan and Security Agreement, effective February 1, 1997.
National Home Centers, Inc. also agrees to assign to BankAmerica Business Credit, Inc. a First Deed of Trust on raw land located in Fayetteville, Arkansas and a First Deed of Trust on raw land located in Fort Smith, Arkansas if said land falls out of its current escrow.

Formal documentation of the above mentioned "actions" will follow.

Your concurrence is requested.

Yours sincerely,

/s/ FRANCESCA M. GASTIL

Francesca M. Gastil
Senior Account Executive
BankAmerica Business Credit, Inc.



/s/ BRENT A. HANBY, EVP & CFO
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I Concur - Brent A. Hanby, EVP & CFO
National Home Centers, Inc.